EXECUTION COPY

2012 DEED OF ASSIGNMENT OF IABF RECEIVABLES

between

ING USA Annuity and Life Insurance Company
as the Assignor

and

ING Support Holding B.V.
as the Assignee

and

ING Bank N.V.
and

Staat der Nederlanden
as the State

and

Stichting Derdengelden ING Support Holding
as the Collection Foundation

Dated 13 November 2012

_____________

NautaDutilh
Strawinskylaan 1999
1077 XV Amsterdam

_____________

TABLE OF CONTENTS

Clause    page

1.    DEFINITIONS AND INTERPRETATIONS    4

2.     ASSIGNMENT OF THE IABF RECEIVABLES     7

3.    REPRESENTATIONS AND WARRANTIES RELATING
TO THE IABF RECEIVABLES     8

4.    CONSIDERATION     8

5.    TERMINATION OF THE 2009 DEED OF ASSIGNMENT     9

6.    NOTICES     9

7.    TRANSFER     9

8.    NO NULLIFICATION/DISSOLUTION     10

9.    AMENDMENT AND WAIVER     10

10.    PARTIAL INVALIDITY     10

11.    GOVERNING LAW AND JURISDICTION     10

THIS DEED is made on 13 November 2012 between:

1.	ING Bank N.V., a company organised under the laws of the Netherlands, whose corporate seat is at Amsterdam, the Netherlands ("ING Bank");

2.	ING Life Insurance and Annuity Company, an insurance company organised under the laws of the State of Connecticut (the "Assignor");

3.	ING Support Holding B.V., a company organised under the laws of the Netherlands, whose corporate seat is at Amsterdam (the "Assignee");

4.	Staat der Nederlanden (the "State"); and

5.	Stichting Derdengelden ING Support Holding, a foundation organised under the laws of the Netherlands and established in Amsterdam (the "Collection Foundation").

WHEREAS

A.
the Parties have entered into a transaction pursuant to which (i) the Assignor sold, granted and conveyed to the Assignee the Participation and (ii) the State entered into the Facility Agreement with the Assignee and ING Groep N.V. ("ING Groep");

B.
as consideration for the Participation, the Assignee entered into the 2009 Deed of Assignment with, inter alia, the Assignor under which the Assignee assigned and the Assignor accepted the assignment of the IABF Receivables on the terms and subject to the conditions as set out therein, of which assignment the State was notified;

C.
in connection with the Delinking, the Assignor and the Assignee agreed that, inter alia, the Assignor will assign and the Assignee will accept the assignment of the IABF Receivables on the terms and subject to the conditions set out in this Deed;

D.	in the Valuation Letter the Assignor and the Assignee have agreed on the consideration for the assignment of the IABF Receivables; and

E.
the IABF Receivables may not be assigned or transferred without the prior written consent of the State and the State is willing to consent to the assignment of the IABF Receivables in accordance with and subject to clause 19.1 of the Facility Agreement to the Assignee as provided for in this Deed, provided that the Assignee, as a condition to the assignment of the IABF Receivables becoming effective, explicitly acknowledges and agrees that (a) these rights shall exclusively be governed by and construed in accordance with Dutch law, (b) the Courts of the Netherlands shall have exclusive jurisdiction in respect of matters relating to these rights and the assignment thereof pursuant to this Deed and (c), consequently, such rights are subject to Dutch law limitations and defences including but not limited to any and all statutory and/or contractual suspension of payment rights and set-off rights that the State has or may in the future obtain towards the Assignee under the Facility Agreement except only if and to the extent explicitly contractually restricted in the Facility Agreement. Without limiting the generality of the foregoing, the provisions of clauses 13 (Conditions to payment) and 14 (Set-off and suspension rights) of the Facility Agreement apply to such rights.

IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions and interpretations

1.1.
Unless the context otherwise requires or unless otherwise defined in this Deed, words and expressions defined in the Facility Agreement have the same meanings when used in this Deed (including its recitals).

1.2.    In this Deed:

"Clause"    means a clause of this Deed.

"Deed"    means this 2012 Deed of Assignment of IABF
Receivables.

"2009     means the Deed of Assignment of Receivables
Deed of     dated 31 March 2009 between, the Assignee as
Assignment"    assignor, the Assignor as assignee, the State and
the Collection Foundation.

"Delinking"    means the transaction whereby the Assignor,
amongst others, transfers all of its rights relating to the Facility Agreement with respect to it, transfers the Transferred Securities, and terminates any other agreements relating to the Facility Agreement with respect to it.

"Deed of        means the earlier of (x) the moment immediately
Assignment        following the transfer of legal title of the Trans-
Effective Time"    ferred Securities to ING Bank N.V. pursuant to the Transfer Procedures Agreement between the Assignor, the Assignee, the State, ING Bank and ING Groep N.V. dated on or about the date hereof, provided that the Assignee has paid, or caused to be paid, the consideration (or the portion thereof due after set-off pursuant to the terms of the Valuation Letter) as referred to in Clause 4 (Consideration) of this Deed and (y) 5:30 pm New York City time, on the date that the Assignee has paid, or caused to be paid, the consideration (or the portion thereof due after set-off pursuant to the terms of the Valuation Letter) as referred to in Clause 4 (Consideration) of this Deed.

"Facility        means the illiquid asset back-up facility agree-
Agreement"        ment between, among others, the Assignee and the State, dated 31 March 2009 in relation to the Assignor, as amended on 26 November 2010 (but, for the avoidance of doubt, not as amended on or about the date of this Deed).

"IABF            means any and all rights (whether jointly or
Receivables"        individually) of the Assignor to receive pay- ments (including the Fixed Rate Securities Guaranteed Value and the Floating Rate Securities Guaranteed Value, the Management Fee and the Funding Fee (all as defined in the Facility Agreement) and payment of any other amounts) vis-a.-vis the State under the Facility Agreement.

"Party"        means a party to this Deed.

"Transaction         has the meaning attributed thereto in the
Fee"             Participation Agreement.

"Transaction        has the meaning attributed thereto in the Transfer
Securities"        Procedures Agreement, dated on or about the date hereof among Assignor, Assignee, ING Groep N.V., ING Bank and the State.

"Valuation         means the Valuation Letter between the Assignor
Letter"            and the Assignee dated on or about the date hereof.

1.3.	In this Deed the following interpretations apply.

a.	Words denoting the singular include the plural and vice versa. Words denoting one gender include the other gender.

b.	The words "include", "included" or "including" are used indicate that the matters listed are not a complete enumeration of all matters covered.

c.	No provision of this Deed is to be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

d.
English language words used in this Deed intend to describe Netherlands legal concepts only and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

e.	The headings in this Deed are for construction purposes as well as for reference.

f.
References in this Deed to any Transaction Document will be deemed to include references to those agreements as they' may be varied, amended, modified, novated or restated from time to time (including by way of increase of the facilities made available under them or accession or retirement of the parties to these agreements).

1.4.
The Collection Foundation has agreed to become a party to this Deed only for the purpose of its agreement to Clause 5 (Termination of 2009 Deed of Assignment) of this Deed and, save as aforesaid, the Collection Foundation shall assume no obligations or liabilities whatsoever to any other Party to this Deed by virtue of the provisions hereof.

1.5.
The State has agreed to become a party to this Deed for the purpose of (a) its agreement to the assignment, (b) its confirmation of the notification thereof to it and (c) its agreement to the termination of the 2009 Deed of Assignment. The Parties hereto agree that the State shall not assume any obligations, responsibility or liability towards any of the other Parties hereto in respect of the transactions contemplated by this Deed, save only to the extent expressly otherwise set out in this Deed.

1.6.
This Deed will become effective as per the Deed of Assignment Effective Time, except for Clause 1 (Definitions and interpretations), Clause 6 (Notices) up to and including Clause II (Governing law and jurisdiction), which will have immediate effect.

2.	Assignment of the IABF Receivables

2.1.
The Assignor wishes to assign and hereby, subject to the occurrence of the Deed of Assignment Effective Time, assigns in advance ("bij voorhaat") and the Assignee wishes to accept and hereby, subject to the occurrence of the Deed of Assignment Effective Time, accepts in advance ("bij voorhaat"), the assignment of the IABF Receivables in accordance with Article 3:94 (l) Dutch Civil Code.

2.2.
To the extent possible under applicable law, the IABF Receivables are assigned to the Assignee with all rights relating thereto, including, without limitation, all accessory rights ("afhankelijke rechten") and all ancillary rights ("nevenrechten").

2.3.
The assignment of the IABF Receivables shall be effected by notification to the State. By signing this Deed, the State agrees to such assignment subject to and in accordance with this Deed and each of the Assignor and the State confirms that notification of this Deed and assignment of the IABF Receivables has been made in accordance with section 3:94(1) Dutch Civil Code. To the extent required to execute and deliver a valid assignment of the IABF Receivables, the assignment thereof will be established each time (any part of) the IABF Receivables come into existence.

2.4.
The Assignee hereby explicitly acknowledges and agrees that (a) the IABF Receivables shall exclusively be governed by and construed in accordance with Dutch law, (b) the Courts of the Netherlands shall have exclusive jurisdiction in respect of matters relating to the IABF Receivables and the assignment thereof pursuant to this Deed and (c), consequently, the IABF Receivables are subject to Dutch law limitations and defences, including but not limited to any and all statutory and/or contractual suspension of payment rights and set-off rights that the State has or may in the future obtain towards the

Assignee under the Facility Agreement, except only if and to the extent explicitly contractually restricted in the Facility Agreement. The provisions of clauses 13 (Conditions to Payment) and 14 (Set-off and Suspension Rights) of the Facility Agreement apply to such rights. In addition, the Assignee acknowledges and agrees that the IABF Receivables are subject to restrictions on the transferability pursuant to clause 19 (Changes to the Parties) of the Facility Agreement.

3.	Representations and warranties relating to the IABF Receivables

The Assignor represents and warrants to the Assignee with respect to the IABF Receivables that as per the Deed of Assignment Effective Time:

a.	the Assignor has not taken any action or omitted to take any action as a result of which any of the IABF Receivables is no longer duly and validly existing;

b.
the Assignor has full right and title ("titel") to the IABF Receivables and, after the consent of the State pursuant to this Deed, no restrictions on the assignment of the IABF Receivables are in effect and the IABF Receivables are capable of being assigned;

c.	the Assignor has, or as the case may be, will have the power to assign the IABF Receivables to the Assignee;

d.
the IABF Receivables are free and clear of all encumbrances, limited property rights ("beperkte rechten") and attachments ('beslagen") and no option rights to acquire the IABF Receivables have been granted by the Assignor in favour of any third party with regard to the IABF Receivables and no offer has been made or agreement entered into to create encumbrances over the IABF Receivables, except as provided for in the Transaction Documents; and

e.	it has not been notified and is not aware of anything affecting its title to the IABF Receivables.

4.	Consideration

The Assignor, the Assignee and ING Bank agree that, on the date to which the Deed of Assignment Effective Time refers, the consideration for the assignment set forth in Clause 2 (Assignment of the IABF Receivables) hereof will be the consideration as agreed in the Valuation Letter and that amount (or the portion thereof due after set-off pursuant to the terms of the Valuation Letter) shall be paid on the date to which the Deed of Assignment Effective Time refers, by ING Bank on behalf of the Assignee.

5.	Termination of the 2009 Deed of Assignment

5.1
By signing this Deed, the Assignor, the Collection Foundation, the State and the Assignee agree that the 2009 Deed of Assignment shall be terminated from the date on which the Deed of Assignment Effective Time occurs and shall be without further effect, which includes any uncompleted assignment, or assignment in advance, of future receivables, if any, any covenants from the Assignee vis-a-vis the Assignor as provided for in clause 5 thereof and the arrangements regarding the Collection Foundation set forth in clause 5 thereof.

5.2
Each of the Parties, excluding the Assignee, hereby acknowledges and confirms that from the date on which the Deed of Assignment Effective Time occurs, it no longer has any claims or any rights nor shall any new claims or rights arise vis-a-vis any other party to the 2009 Deed of Assignment under or in connection with the 2009 Deed of Assignment.

6.	Notices

6.1
Any notice or other communication under or in connection with this Deed must be made in accordance with the Distribution Agreement, except that notices to ING Bank must be made to the following address:

ING Bank N.V.
Foppingadreef 7
1102 BD Amsterdam
Attention: Jan Schreuder, Capital Management Department
Email: jan.schreuder@ing.com

6.2	The provisions of this Clause 6 shall not apply in relation to the service of documents for the purpose of litigation.

7.	Transfer

None of the Parties may transfer or encumber its rights and/or obligations under this Agreement without the prior written consent of the other Parties.

8.	No nullification/dissolution

To the extent permitted by law, the Assignor hereby waives its rights under Articles 6:228 and section 6:265 Dutch Civil Code to rescind, or demand in legal proceedings the rescission of this Deed and the Assignee hereby accepts this waiver.

9.	Amendment and waiver

9.1	Any term of this Deed may only be amended or waived in writing by means of a written agreement between all Parties hereto.

9.2
Where a Party does not exercise any right under this Deed (which includes the granting by a Party to any of the other Parties of an extension of time in which to perform its obligations under any of these provisions), this is not deemed to constitute a forfeiture of that Party's right under this Deed ("rechtsverwerking").

10.	Partial Invalidity

In the event that a provision (either in whole or in part) of this Deed is invalid, illegal, non binding, or unenforceable under the law of any jurisdiction, the remainder of this Deed continues to be effective to the extent that, in view of the Deed's substance and purpose, the remainder is not inextricably related to and therefore not severable from the invalid, illegal, non binding or unenforceable provision. The Parties will make every effort to reach agreement on a new clause which differs as little as possible from the invalid, illegal, non binding or unenforceable provision, taking into account the substance and purpose of this Deed.

11.	Governing law and jurisdiction

11.1	Governing Law

a.	This Deed and any non-contractual obligations arising out of or in relation to this Deed shall be governed by and construed in accordance with the laws of the Netherlands.

b.
If a Party is represented by an attorney in connection with the signing and/or execution of this Deed or any other deed, agreement or document referred to in this Deed or made pursuant to this Deed and the relevant power of attorney is governed by the laws of the Netherlands, it is hereby expressly acknowledged and accepted by the other Parties that such laws shall govern the existence and the extent of such attorney's authority and the effects of the exercise thereof.

11.2	Jurisdiction

a.
The courts of Amsterdam, the Netherlands have exclusive jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with this Deed. The Parties agree not to initiate any legal proceedings outside the Netherlands against the State arising out of or in connection with this Deed. The Parties agree that they shall not involve the State in any legal proceedings arising out of or in connection with this Deed, except only to claim performance of the obligations that are expressly imposed on the State in this Deed. The parties agree that they shall in any event not involve the State in any legal proceedings outside the Netherlands arising out of or in connection with this Deed, provided that (a) if legal proceedings are initiated outside of the Netherlands by the State itself against any Party such Party shall be entitled to act in respect of such proceedings, and (b) if any Party and the State are involved in legal proceedings outside of the Netherlands initiated by a third party, such Party shall be entitled to act in respect of such legal proceedings, but in each case without the right to expand such proceedings beyond the actual subject matter thereof, it being understood that the exclusive jurisdiction of the courts of Amsterdam, the Netherlands shall be preserved to the maximum extent possible.

b.
The courts of Amsterdam, the Netherlands are the most appropriate and convenient courts to settle any such dispute in connection with this Deed. The Assignor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Deed. If proceedings are initiated by a Party in conformity with this Clause 11.2, the State hereby waives any immunity from jurisdiction it may enjoy. In addition, if the State takes proceedings before a court outside the Netherlands, the other Parties shall preserve the right to bring proceedings over the same subject matter or body of facts, before the courts of Amsterdam.

IN WITNESS WHEREOF, the Parties hereto have executed this Deed as of the day and year first above written.

- Signature pages to follow -

ING Bank N.V.
/s/ J.D. Wolvius	/s/ P.G. van der Linde
by: J.D. Wolvius	by: P.G. van der Linde
title:	title:

ING USA Annuity and Life Insurance Company
/s/ Boyd G. Combs	/s/ Gilbert E. Mathis
by: Boyd G. Combs	by: Gilbert E. Mathis
title: SVP	title: SVP

ING Support Holding B.V.
/s/ J.D. Wolvius	/s/ P.G. van der Linde
by: J.D. Wolvius	by: P.G. van der Linde
title:	title:

Staat der Nederlanden
/s/ E. Wilders
by: E. Wilders
title: Agent

Stichting Derdengelden ING Support Holding
/s/ R. Posthumus	/s/ L. F. van der Sman
by: ATC Management B.V.	by: ATC Management B.V.
title: managing director	title: managing director

by: R. Posthumus	by: L.F. van der Sman
title: Managing Director	title: Proxy Holder